UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2006, American Media Operations, Inc. (“AMOI”) and Bonnie Fuller entered into Amendment No. 1 (the “Amendment”), dated as of April 1, 2006, to that certain Employment Agreement, effective July 7, 2003 (the “Agreement”), by and between AMOI and Ms. Fuller.

The Amendment provides that Ms. Fuller will serve as Executive Vice President/Chief Editorial Director of AMOI until March 31, 2009. During the term of her employment, in addition to the base salary provided in the Agreement, the Amendment provides that Ms. Fuller will receive a bonus based on AMOI achieving certain levels of newsstand sales and/or EBITDA. Ms. Fuller will be guaranteed a minimum bonus of at least $500,000 for each of Fiscal Year 2007, 2008 and 2009 (the “Minimum Bonus”). The Minimum Bonus will constitute an advance against a target bonus (the “Target Bonus”) of $1,000,000 per year for each of Fiscal Year 2007, 2008 and 2009. Ms. Fuller may reach or exceed the Target Bonus each Fiscal Year by AMOI achieving certain levels of newsstand sales and/or EBITDA, as more fully set forth in the Amendment.

The Amendment also grants Ms. Fuller 450 additional equity units. In the event Ms. Fuller is terminated, she will be entitled to severance pay under certain circumstances.

Unless modified by the Amendment, the terms and conditions of the Agreement remain in full force and effect.

Ms. Fuller has been employed by AMOI since 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC.
(Registrant)

Date: June 27, 2006	By:	/s/ Michael B. Kahane
	Name:	Michael B. Kahane
	Title:	Executive Vice President and General Counsel